UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14100

Maryland	33-0675505
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

19500 Jamboree Road,

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 475-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

The following is for Regulation FD purposes and relates to the possible purchase of securities related to multifamily mortgage loans from certain securitization trusts and sale of such loans in the secondary market pursuant to ordinary business practices of Impac Mortgage Holdings, Inc. (“Impac”).   Impac or its affiliates and subsidiaries is contemplating the exercise of an optional redemption during the first quarter of 2016 on certain of the securities from the following five securitizations listed below, the securities of which are associated with specific groups of small balance multifamily mortgage loans.

Impac CMB Trust Series 2004-8, Classes 3-A, 3-M-1, 3-M-2, 3-B

Impac CMB Trust Series 2005-2, Classes 2-A-1, 2-A-2, 2-M-1, 2-M-2, 2-B

Impac CMB Trust Series 2005-4, Classes 2-A-1, 2-A-2, 2-M-1, 2-M-2, 2-B-1, 2-B-2

Impac CMB Trust Series 2005-6, Classes 2-A-1, 2-A-2, 2-M-1, 2-M-2, 2-B-1, 2-B-2

Impac CMB Trust Series 2005-8, Classes 2-M-1, 2-M-2, 2-A, 2-A-M, 2-M-3 and 2-B

If Impac purchases the securities associated with the mortgage loans, then pursuant to its ordinary business practices Impac intends to sell the loans on the secondary market.  There are no assurances that Impac or its affiliates and subsidiaries will purchase the securities, which is based on many factors such as interest rate fluctuations and economic conditions in the mortgage industry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: November 24, 2015

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and General Counsel

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